UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2431 Aloma Avenue, Suite 243 Winter Park, Florida	32792
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	STEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On April 28, 2026, the board of directors (the “Board”) of Streamex Corp. (the “Company”) appointed Mr. Mitchell Young Williams, the Company’s Chief Investment Officer, to serve as a non-independent director of the Board for a term expiring at the Company’s 2026 annual meeting of stockholders or until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal.

There are no arrangements or understandings between Mr. Williams and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Williams and any other director or executive officer of the Company. There are no transactions between Mr. Williams and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended, except as described below and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 31, 2026, the relevant portions of which are incorporated herein by reference.

Williams Amended Employment Agreement

On April 28, 2026, the Company entered into an amended employment agreement, by and between the Company and Mitchell Young Williams, the Company’s Chief Investment Officer (the “Williams Employment Agreement”), effective April 6, 2026 (the “Effective Date”), which amends and restates that certain Employment Agreement, dated as of May 30, 2025, by and between the Company and Mr. Williams. Under the Williams Employment Agreement, Mr. Williams is entitled to receive an annual base salary of $350,000 starting the Effective Date. The Company shall review the annual salary annually and shall make any adjustments it determines are reasonable and as approved by the Board. Mr. Williams shall also be entitled to an annual bonus each year during his employment. For the 2026 fiscal year, Mr. Williams shall be entitled to a minimum annual bonus of no less than $100,000. In the event of a change in control the annual bonus for the fiscal year in which such change in control occurs will be at least 100% of the annual salary for that fiscal year. In addition, the Board granted Mr. Williams 1,250,000 restricted stock units for 2026 and a special incentive award for 1,000,000 restricted stock units, with both awards vesting in sixteen equal quarterly installments with the first vesting on July 1, 2026 and fifteen quarterly installments thereafter, in each case subject to continued service, and shall become fully vested upon a protected termination, a change in control, or the termination for any reason (including resignation) or demotion of the Company’s current Chief Executive Officer.

The Williams Employment Agreement also includes customary confidentiality covenants, indemnification protections, directors’ and officers’ liability insurance coverage.

If the Company terminates Mr. Williams without cause or if he resigns for good reason, in addition to accrued obligations, he shall also receive: an amount equal to twelve months of then in-effect annual salary payable in a single lump sum payment within thirty days following the date of termination; continued health, dental, and vision coverage (or reimbursement for the cost thereof) for a period of twelve months following the date of termination; a prorated annual bonus for the year of termination, and full accelerated vesting of any unvested RSUs or other equity granted by the Company. In the event of termination due to Mr. Williams’ death or disability, in addition to accrued obligations, Mr. Williams (or his estate) shall also receive a prorated annual bonus for the year of termination.

The foregoing summary is qualified in its entirety by reference to the Williams Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

McPhie Amended Employment Agreement

On May 1, 2026, the Company entered into an amended employment agreement with Karl Henry McPhie, the Company’s Chief Executive Officer (the “McPhie Employment Agreement”), effective May 1, 2026 (the “Effective Date”), which amends and restates that certain Employment Agreement, dated as of November 18, 2025, by and between the Company and Mr. McPhie. Under the McPhie Employment Agreement, Mr. McPhie will receive an annual base salary of $350,000 USD, effective April 1, 2026 (that may be paid in equivalent Canadian dollars) and a one-time salary adjustment bonus of $31,250 USD which equals the prorated difference between such salaries for the period from January 1, 2026 through April 1, 2026. Mr. McPhie will be allowed to receive up to 50% of the annual salary paid in GLDY. The Company shall review the annual salary annually and shall make any adjustments it determines are reasonable and as approved by the Board.

In addition, the Board granted Mr. McPhie 1,500,000 Performance Stock Units for shares of the Company’s common stock (the “2026 PSU Award”), divided into five (5) equal tranches of three hundred thousand (300,000) shares each. Each tranche will vest upon the Company’s cumulative sales of GLDY reaching the corresponding milestone, as follows: Tranche 1 vests upon cumulative GLDY sales reaching US$250,000,000; Tranche 2 vests upon cumulative GLDY sales reaching US$500,000,000; Tranche 3 vests upon cumulative GLDY sales reaching US$1,000,000,000; Tranche 4 vests upon cumulative GLDY sales reaching US$2,000,000,000; and Tranche 5 vests upon cumulative GLDY sales reaching US$3,000,000,000. Cumulative GLDY sales shall be measured by the Company in good faith and certified by the Committee. Vesting of any tranche is subject to Mr. McPhie’s continuous employment through the date the applicable milestone is achieved, except that the 2026 PSU Award will become fully vested upon (i) a Protected Termination, or (ii) a Change in Control. Any tranche of the 2026 PSU Award that has not vested on or before the tenth (10th) anniversary of the Effective Date shall be forfeited.

Subject to the approval of the Board, Mr. McPhie shall be entitled to an annual bonus each year during his employment. For the 2026 fiscal year, Mr. McPhie shall be entitled to a minimum annual bonus of no less than $100,000. In the event of a change in control, the annual bonus for the fiscal year in which such change in control occurs shall be at least 100% of the annual salary for that fiscal year. Any annual bonus shall be subject to any clawback or recoupment policy adopted by the Company, including any policy adopted to comply with applicable law or stock exchange listing requirements.

The McPhie Employment Agreement also provides for market capitalization milestone bonuses. Mr. McPhie shall be eligible for one-time awards under the Company’s equity plan upon the Company achieving and maintaining certain fully diluted market capitalization levels based on a volume-weighted average price over a trailing, consecutive thirty trading day period, as follows: (i) upon achieving a $50 billion market capitalization, a one-time bonus equivalent to $100,000,000 payable in cash or shares at the Board’s election, plus 5,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) upon achieving a $100 billion market capitalization, a one-time bonus equivalent to $250,000,000 payable in cash or shares at the Board’s election, a one-time cash bonus of $50,000,000 payable in cash or shares at the employee’s election, plus 10,000,000 shares of Common Stock; and (iii) upon achieving a $500 billion market capitalization, a one-time bonus equivalent to $500,000,000 payable in cash or shares at the Board’s election, a one-time cash bonus of $250,000,000 payable in cash or shares at the employee’s election, plus 20,000,000 shares of Common Stock. Any such awards are subject to equity plan limits and applicable law.

The McPhie Employment Agreement includes customary confidentiality, indemnification, and director and officer insurance protections and provides that, if the Company terminates Mr. McPhie without cause, if he resigns for good reason, in addition to accrued obligations, he will be entitled to severance benefits consisting of an amount equal to twelve months of then in-effect annual salary, continued health, dental, and vision coverage (or reimbursement for the cost thereof) for a period of twelve months, a prorated annual bonus for the year of termination, and full accelerated vesting of any unvested RSUs or other equity granted by the Company.

The foregoing summary is qualified in its entirety by reference to the McPhie Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and which is incorporated herein by reference.

Lekstrom Amended Employment Agreement

On May 1, 2026, the Company entered into an amended employment agreement with Morgan Lekstrom, the Company’s Interim Executive Chairman (the “Lekstrom Employment Agreement”), effective May 1, 2026, which amends and restates that certain Employment Agreement, dated as of November 18, 2025, by and between the Company and Mr. Lekstrom. Under the Lekstrom Employment Agreement, Mr. Lekstrom shall receive an annual base salary of $350,000 USD, effective February 9, 2026 (that may be paid in equivalent Canadian dollars). Mr. Lekstrom will be allowed to receive up to 50% of the annual salary paid in GLDY. The Company shall review the annual salary annually and shall make any adjustments it determines are reasonable and as approved by the Board.

In addition, the Board granted Mr. Lekstrom 1,500,000 Performance Stock Units for shares of the Company’s common stock (the “2026 PSU Award”), divided into five (5) equal tranches of three hundred thousand (300,000) shares each. Each tranche will vest upon the Company’s cumulative sales of GLDY reaching the corresponding milestone, as follows: Tranche 1 vests upon cumulative GLDY sales reaching US$250,000,000; Tranche 2 vests upon cumulative GLDY sales reaching US$500,000,000; Tranche 3 vests upon cumulative GLDY sales reaching US$1,000,000,000; Tranche 4 vests upon cumulative GLDY sales reaching US$2,000,000,000; and Tranche 5 vests upon cumulative GLDY sales reaching US$3,000,000,000. Cumulative GLDY sales shall be measured by the Company in good faith and certified by the Committee. Vesting of any tranche is subject to Mr. Lekstrom’s continuous employment through the date the applicable milestone is achieved, except that the 2026 PSU Award will become fully vested upon (i) a Protected Termination, or (ii) a Change in Control. Any tranche of the 2026 PSU Award that has not vested on or before the tenth (10th) anniversary of the Effective Date shall be forfeited.

The Lekstrom Employment Agreement also provides for market capitalization milestone bonuses. Mr. Lekstrom shall be eligible for one-time awards under the Company’s equity plan upon the Company achieving and maintaining certain fully diluted market capitalization levels based on a volume-weighted average price over a trailing, consecutive thirty trading day period, as follows: (i) upon achieving a $50 billion market capitalization, a one-time bonus equivalent to $100,000,000 payable in cash or shares at the Board’s election, plus 5,000,000 shares of Common Stock; (ii) upon achieving a $100 billion market capitalization, a one-time bonus equivalent to $250,000,000 payable in cash or shares at the Board’s election, a one-time cash bonus of $50,000,000 payable in cash or shares of Common Stock at the employee’s election, plus 10,000,000 shares of Common Stock; and (iii) upon achieving a $500 billion market capitalization, a one-time bonus equivalent to $500,000,000 payable in cash or shares at the Board’s election, a one-time cash bonus of $250,000,000 payable in cash or shares at the employee’s election, plus 20,000,000 shares of Common Stock.

The Lekstrom Employment Agreement includes customary confidentiality, indemnification, and director and officer insurance protections and provides that, if the Company terminates Mr. Lekstrom without cause, if he resigns for good reason, in addition to accrued obligations, he will be entitled to severance benefits consisting of an amount equal to twelve months of then in-effect annual salary, continued health, dental, and vision coverage (or reimbursement for the cost thereof) for a period of twelve months, a prorated annual bonus for the year of termination, and full accelerated vesting of any unvested RSUs or other equity granted by the Company.

The foregoing summary is qualified in its entirety by reference to the Lekstrom Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended Employment Agreement between Streamex Corp. and Mitchell Williams, dated April 28, 2026
10.2	Amended Employment Agreement between Streamex Corp. and Karl Henry McPhie, dated May 1, 2026
10.3	Amended Employment Agreement between Streamex Corp. and Morgan Lekstrom, dated May 1, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMEX CORP.

Date: May 4, 2026	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer